Exhibit 3.6

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:34 PM 03/21/2016
FILED 02:34 PM 03/21/2016
SR 20161766464 - File Number 5897808

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

DETROIT PROPCO HOLDINGS, LLC

The undersigned, desiring to amend the Certificate of Formation of DETROIT PROPCO HOLDINGS, LLC, a limited liability company (the “Company”) organized and existing under the Delaware Limited Liability Company Act (6 Del. C. § 18-202.), does hereby certify as follows:

FIRST: The name of the limited liability company is DETROIT PROPCO HOLDINGS, LLC.

SECOND: The original Certificate of Formation is hereby amended by deleting Section FIRST in its entirety and by substituting in lieu thereof the following:

“The name of the limited liability company is MGP Lessor Holdings, LLC.”

THIRD: This Certificate of Amendment to the Certificate of Formation shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation on March 21, 2016.

DETROIT PROPCO HOLDINGS, LLC

By:	/s/ John M. McManus
Name: John M. McManus
Title: Secretary